Schedule 14A Information

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                           (Amendment No. ________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               PACER TECHNOLOGY
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

         ____________________________________________________________
         (Name of Person(s) Filing Proxy Statement, if other than the
                                  Registrant)

  Payment of Filing Fee (Check the appropriate box):

[X]No fee required
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.
  (1)Title of each class of securities to which transaction
applies:
_______________________________________________________
  (2)Aggregate number of securities to which transaction applies:
_______________________________________________________
  (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________
  (4)Proposed maximum aggregate value of transaction:
_______________________________________________________
  (5)Total fee paid:
_______________________________________________________

[ ]Fee paid previously with preliminary materials.
[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1)Amount Previously Paid:  ______________________
  (2)Form, Schedule or Registration Statement No.:
__________________________________________________
  (3)Filing Party:  ________________________________
  (4)Date Filed:  __________________________________

                               PACER TECHNOLOGY
                            9420 Santa Anita Avenue
                      Rancho Cucamonga, California 91730
                                (909) 987-0550


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               NOVEMBER 16, 1999

To the Shareholders of Pacer Technology:

The Annual Meeting of Shareholders of Pacer Technology (the "Company") will be held at the DoubleTree Hotel, Ontario, 222 North Vineyard Avenue, Ontario, California, at 9:00 a.m. on Tuesday, November 16, for the following purposes:

      1. To elect the directors of the Company for which positions the following persons will be nominated: Carl E. Hathaway, John G. Hockin II,
D. Jonathan Merriman, W.T. Nightingale, III, Larry K. Reynolds and Geoffrey Tirman; and

      2. To consider and act upon such other matters as may properly come before the meeting or at any and all postponements or adjournments thereof.

Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on September 27, 1999 will be entitled to notice of and to vote at the meeting and at any and all postponements or adjournments of the meeting. On September 27, 1999, there were outstanding 16,840,975 shares of the Company's common stock, each share of which entitles the holder to one vote, except in the election of directors where votes may be cumulated as described in the Proxy Statement.
A complete list of shareholders entitled to vote at the meeting will be available for inspection by any shareholder at the meeting and during ordinary business hours for a period of ten days prior to the meeting at the chief executive office of the Company at 9420 Santa Anita Avenue, Rancho Cucamonga, California.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IT REQUIRES NO STAMP IF MAILED IN THE UNITED STATES. YOU MAY REVOKE ANY PROXY YOU GIVE AT ANY TIME BEFORE IT IS EXERCISED AT THE MEETING.

By Order of the Board of Directors:



W.T. Nightingale, III
President & CEO

Rancho Cucamonga, California
October 4, 1999

                               PACER TECHNOLOGY
                            9420 Santa Anita Avenue
                      Rancho Cucamonga, California 91730
                                (909) 987-0550



            PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
             TO BE HELD AT 9:00 A.M. ON TUESDAY, NOVEMBER 16, 1999


                              GENERAL INFORMATION
                              -------------------

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pacer Technology (the "Company") for use at the annual meeting of shareholders of the Company and at any and all postponements or adjournments of the annual meeting (the "Meeting"). The Meeting will be held at 9:00 a.m. on Tuesday, November 16, 1999 at the Double-Tree Hotel, Ontario, 222 North Vineyard Avenue, Ontario, California. The Company expects to mail the Proxy Statement on or about October 4, 1999.


Report to Shareholders
- ----------------------

      A report to the shareholders of the Company for the fiscal year ended
June 30, 1999 is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on September 27, 1999. The report includes financial statements examined and reported upon by KPMG LLP, certified public accountants, auditors for the Company.


Voting of Securities
- --------------------

      The Company, a corporation existing and organized under the laws of the State of California, has one class of equity securities issued and outstanding, consisting of 16,840,975 shares of common stock, no par value (the "Common Stock"). All of the shares of Common Stock are voting shares, but only those shareholders of record as of the record date, September 27, 1999, will be entitled to notice of and to vote at the Meeting and at any and all postpone-ments or adjournments of the Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the purpose of transacting business at the Meeting.

      Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder of record on each matter which may come before the Meeting, except for the election of directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In matters other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals to the shareholders, votes withheld have no legal effect and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      In the election of directors, each shareholder shall have the following rights: (1) to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the share-holder has a right to vote or (ii) to cumulate the shareholder's votes. Cumulation of votes means that each shareholder has a number of votes equal to the number of shares owned by the shareholder, multiplied by the number of directors to be elected, and a shareholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as the shareholder deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been placed in nomination prior to the voting, and only if the shareholder has given notice at the Meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. The proxy accompanying this Proxy Statement grants discretionary authority to cumulate votes. Votes against a candidate and votes withheld have no legal effect. The director nominees who receive the greatest number of votes at the Meeting will be elected to the Board of the Company.


Revocability of Proxies
- -----------------------

      At the Meeting, valid proxies will be voted as specified by the share-holder. Any shareholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred in the proxy and may do so by taking any of the following actions:
(i) delivering written notice to the Secretary of the Company, (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date or
(iii) personally attending the Meeting and revoking the proxy. A shareholder's attendance at the Meeting will not revoke the shareholder's proxy unless the shareholder affirmatively indicates at the Meeting the intention to vote the shareholder's shares in person.


Share Ownership of Management
- -----------------------------

      The following table sets forth certain information as of September 27, 1999 with respect to the shares of Common Stock beneficially owned by
(i) persons known to management to own more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director and
(iii) all directors and officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals.

                                  Amount and Nature of       Percent of
Name of Beneficial Owner        Beneficial Ownership (1)     Class (2)
- ------------------------        ------------------------     --------------
Carl E. Hathaway                        200,000  (3)                 1.2%

John G. Hockin II                     1,906,042  (4)(5)             10.5%
   600 North Euclid
   Upland, CA  91786

D. Jonathan Merriman                    150,000                      0.9%

W.T. Nightingale, III                   513,278  (6)                 3.0%

Larry K. Reynolds                       146,713  (3)(7)              0.9%

Geoffrey Tirman                       1,159,711  (8)(9)              6.9%
   16101 LaGrande Drive
   Little Rock, AR  72223

All directors and officers as         4,325,744  (10)               22.8%
   a group (nine persons)

- -------------------------
(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of Common Stock shown.

(2) The percentages are calculated on the basis of the amount of outstanding shares of Common Stock plus shares of Common Stock subject to options held only by the named individual or group which are exercisable within 60 days of September 27, 1999.

(3) This figure includes 100,000 shares of Common Stock that are subject to options exercisable within 60 days of September 27, 1999.

(4) This figure includes 1,300,000 shares of Common Stock that are subject to options exercisable within 60 days of September 27, 1999.

(5) This figure includes 606,042 shares of Common Stock held in an employee benefit trust of which Dr. Hockin is the sole trustee. Dr. Hockin disclaims beneficial ownership of these shares.

(6) This figure includes 400,000 shares of Common Stock that are subject to options exercisable within 60 days of September 27, 1999.

(7) This figure includes 46,713 shares of Common Stock held in an employee benefit trust of which Mr. Reynolds is co-trustee. Mr. Reynolds disclaims beneficial ownership of these shares.


(footnotes continued on following page)

(footnotes continued from previous page)

(8) This figure includes 1,149,711 shares of Common Stock owned of record by Talisman Capital Opportunity Fund Ltd. Mr. Tirman is the President and sole stockholder of Talisman Capital Opportunity Fund Inc., the investment manager of Talisman Capital Opportunity Fund Ltd. Mr. Tirman disclaims beneficial ownership of these shares.

(9) This figure includes 10,000 shares of Common Stock owned of record by the Tirman's Children's Trust, of which Mr. Tirman is trustee. Mr. Tirman disclaims beneficial ownership of these shares.

(10) This figure includes 2,150,000 shares of Common Stock subject to options which are exercisable within 60 days of September 27, 1999, as well as the shares referred to in notes (5), (7), (8) and (9) above.


                     PROPOSAL ONE:  ELECTION OF DIRECTORS


General
- -------

      At the Annual Meeting of Shareholders, the Company will present a slate of six nominees for election to the Board of Directors. Proxies cannot be voted for more than six persons. The directors to be elected will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise indicated, the enclosed proxy will be voted for the nominees described below. If any of the nominees becomes unavailable, however, the persons named as proxy holders in the enclosed proxy will vote all proxies in favor of the remainder of those nominated and for such substitute nominee(s), if any, as shall be designated by the management of the Company. The Board of Directors has no reason to believe that any of the nominees will be unavailable.


Nominees
- --------

      The names of, and certain information with respect to, the persons to be nominated by the Board of Directors for election as directors are as follows:
                                                                  Director
Name of Nominee        Age         Principal Occupation             Since
- -----------------    ---------     ----------------------          --------
Carl E. Hathaway            65      Financial consultant               1985
John G. Hockin II           55      Endodontist                        1984
D. Jonathan Merriman        39      Investment banker                  1999
W.T. Nightingale, III       45      President and Chief Executive      1999
                                      Officer of the Company
Larry K. Reynolds           55      Attorney                           1995
Geoffrey Tirman             35      Private investor                   1999

      Carl E. Hathaway has been president of Hathaway & Associates, Ltd., a financial consulting firm, since 1981.

      John G. Hockin II, Chairman of the Board since January 1984, is a private investor. Dr. Hockin has been a practicing dentist specializing in the field of endodontics for more than the past five years.

      D. Jonathan Merriman has served as Managing Director and Head of the Equity Capital Markets Group of First Security Van Kasper, San Francisco, California, an investment banking firm, since 1998. Prior to that, he served as Managing Director and Head of Capital Markets at The Seidler Companies, Los Angeles, California, an investment banking firm, from 1997 to 1998 and as Director of Equities for Dabney/Resnick/Imperial, LLC, Beverly Hills, California, an investment banking firm, from 1994 to 1997. Mr. Merriman serves on the Board of Directors of Brio Industries, Inc.

      W.T. Nightingale, III has been President and Chief Executive Officer of the Company since June 1999. For more than the previous five years, he served as Vice President of the Company.

      Larry K. Reynolds has been Secretary of the Company since October 1997. He has been an attorney in private practice in Riverside, California for more than the past five years.

      Geoffrey Tirman has served as President of Talisman Capital Inc. and Talisman Capital Opportunity Fund Inc., Little Rock, Arkansas, since 1997. These corporations serve as the investment manager of Talisman Capital Ltd. and Talisman Capital Opportunity Fund Ltd., respectively, which are British Virgin Islands investment companies. Prior to that, he was Vice President of Everest Capital Ltd., Hamilton, Bermuda, an investment company, from 1993 to 1994 and Senior Vice President of Everest Capital Ltd. from 1994 to 1997.

      The Board of Directors recommends that the shareholders vote FOR all of the foregoing nominees.


The Board of Directors and the Audit and Compensation Committees
- ----------------------------------------------------------------

      The Board of Directors is responsible for the general supervision, management and control of the Company's business. During the fiscal year ended June 30, 1999 the Board of Directors held 13 meetings. It also acted by unanimous written consent three times during the same period. Each director attended at least 75% of the Company's Board of Directors and committee meetings held during such year. The Board of Directors has an Audit Committee and a Compensation Committee but does not have a standing Nominating Committee or a committee performing similar functions.

      The Audit Committee confers with KPMG LLP, the Company's auditors, regarding the scope and results of their audits and any recommendations which they may have with respect to internal accounting controls and other matters relating to accounting and auditing. The Audit Committee also considers all non-audit services performed for the Company by KPMG LLP and the possible effect that the rendering of such non-audit services may have on their independence.
In addition, the Audit Committee reviews with legal counsel any unregistered offering or sale of securities made by the

Company. The Audit Committee met once during the fiscal year ended June 30, 1999. During much of that fiscal year, its members were Messrs. Joe F. Brock, DeVere McGuffin and Larry Reynolds (Messrs. Brock and McGuffin resigned from the Board in April 1999). The Audit Committee is now composed of Messrs. John Hockin, Larry Reynolds and Geoffrey Tirman.

      The function of the Compensation Committee is to fix officers' salaries, establish salary policies for non-officer employees and to make recommendations to the Board of Directors regarding the establishment of remuneration policies of the Company. The Compensation Committee met once during the fiscal year ended June 30, 1999 and is composed of the following members: Messrs. Hathaway, Hockin and Reynolds.


Executive Officers
- ------------------

The names of, and certain information with respect to, the executive officers of the Company are as follows:

Name of Officer            Age                   Office
- ---------------------     ------         -----------------------------------
W.T. Nightingale, III       45            President & Chief Executive Officer
James F. Gallagher          56            Vice President
Roger R. Vanderlaan         50            Chief Operations Officer
Laurence Huff               39            Chief Financial Officer

Mr. Nightingale has served in his present position since June 1999. For more than the previous five years, he served as Vice President of the Company.

Mr. Gallagher was appointed Vice President of the Company in June 1998. Prior to that, he served as both Vice President, Sales & Marketing of the Company's Cook Bates Division from March 1998 to June 1998 and as Vice President, Sales & Marketing of the Company's Super Glue and PRO SEAL Divisions for more than the previous five years.

Mr. Vanderlaan was appointed Chief Operations Officer of the Company in June 1999. From March 1999 to June 1999, he was Director of Operations of the Company. For more than the previous five years, he served as Operations Manager for The Sherwin-Williams Company, Anaheim, California.

Mr. Huff was appointed Chief Financial Officer of the Company in September 1999. For more than the previous five years, he served as Assistant Corporate Controller of Stater Bros. Markets, Colton, California.

Executive Compensation
- ----------------------

      The following table shows, as to the executive officers of the Company, information concerning compensation paid to them for services to the Company in all capacities during the fiscal year ended June 30, 1999, as well as the total compensation paid to such persons for the Company's previous two fiscal years, provided such persons were executive officers of the Company in such fiscal years.


Summary Compensation Table
- --------------------------

                                                    Other       All Other
                                                    Annual      Compensation
Name and Principal PositionYearSalary     Bonus  Compensation       (1)
- --------------------------------------    -----  ------------
W.T. Nightingale, III   1999  $134,695    $   0     (3)           $3,630
  President and Chief   1998  $130,630    $   0     (3)           $2,724
  Executive Officer(2)  1997  $110,240    $   0     (3)           $1,987

James F. Gallagher(4)   1999  $147,517    $   0     (3)           $4,018
  Vice President        1998  $129,064    $   0     (3)           $3,787

Roger R. Vanderlaan(5)  1999  $ 37,500    $   0     (3)           $  385

James T. Munn(6)        1999  $292,244(7) $   0     (3)           $5,317
  Former President
  and Chief             1998  $261,000    $   0     (3)           $5,762
  Executive Officer     1997  $261,000    $ 700     (3)           $5,044

Howard J. Bloom(8)      1999  $ 90,899    $   0     (3)           $2,918
  Former Vice President 1998  $113,446    $   0     (3)           $4,283

Robert J.
  Cavazos, Jr.(9)       1999  $144,137(7) $   0     (3)           $3,500
  Former Chief
  Financial             1998  $110,794    $   0     (3)           $3,221
  Officer               1997  $104,684    $   0     (3)           $2,548

- ---------------------
(footnotes on following page)

(footnotes from previous page)

(1) No compensation was paid in 1997-1999 pursuant to Long Term Incentive Plans as that term is defined in the regulations. All Other Compensation consists of (i) Company contributions to the respective individual's Qualified Tax-Deferred Savings Plan account and (ii) Company payments of group life insurance premiums on behalf of the respective individual, as follows: 1999: Nightingale, Company contribution to TDSP, $2,420; group life insurance premiums, $1,210; Gallagher, Company contribution to TDSP, $2,808; group life insurance premiums, $1,210; Vanderlaan, Company contri-bution to TDSP, $0; group life insurance premiums, $385; Munn, Company contribution to TDSP, $4,396; group life insurance premiums, $921;
      Bloom, Company contribution to TDSP, $1,900; group life insurance premiums, $1,018; Cavazos, Company contribution to TDSP, $2,579; group life insurance premiums, $921; 1998: Nightingale, Company contribution to TDSP, $2,403; group life insurance premiums, $320; Gallagher, Company contribution to TDSP, $2,373; group life insurance premiums, $1,414; Munn, Company contribution to TDSP, $4,349; group life insurance premiums, $1,414; Bloom, Company contribution to TDSP, $2,077; group life insurance premiums, $2,205; Cavazos, Company contribution to TDSP, $2,033; group life insurance premiums, $1,188; 1997: Nightingale, Company contribution to TDSP, $1,637; group life insurance premiums, $350; Munn, Company contribution to TDSP, $3,499; group life insurance premiums, $1,545; Cavazos, Company contribution to TDSP, $1,559; group life insurance premiums, $989.

(2) Mr. Nightingale was promoted from Vice President to President and Chief Executive Officer in June 1999.

(3) Other Annual Compensation consists of amounts paid for car allowances and, for one person, for dependents' insurance benefits. In all of these cases, the amounts totaled less than 10% of the officer's salary for the year.

(4)   Mr. Gallagher was appointed Vice President in June 1998.

(5) Mr. Vanderlaan joined the Company in March 1999 and became Chief Opera-tions Officer in June 1999.

(6)   Mr. Munn left the Company in March 1999.

(7)   Includes a Company payment pursuant to a deferred compensation plan.

(8) Mr. Bloom was appointed Vice President in June 1998 and left the Company in April 1999.

(9)   Mr. Cavazos left the Company in March 1999.


Options Granted During Fiscal 1999
- ----------------------------------

      The following table summarizes the grants of options to purchase the Company's Common Stock made to the executive officers of the Company in the fiscal year ended June 30, 1999.

                              Percent of
                              Total Options
                  Number of   Granted to
                  Options     Employees in  Exercise   Expiration   Value at
 Name             Granted     Fiscal Year     Price       Date     Grant Date
- ---------------   --------    -----------   --------   ----------  ----------
William T.
  Nightingale, III     0           0           --          --          --
James F. Gallagher     0           0           --          --          --
Roger R.
  Vanderlaan         50,000       67%       $1.047      06/28/09    $40,419*
James T. Munn          0           0           --          --          --
Howard J. Bloom        0           0           --          --          --
Robert J. Cavazos, Jr. 0           0           --          --          --

_______________
* The stock option was valued using the Black-Scholes option-pricing model with the following assumptions: volatility rate of 66.54%, risk-free interest rate of 5.93% and an expected life of 10 years.


Option Exercises and Fiscal 1999 Year-End Values
- ------------------------------------------------

      The following table shows, as to the executive officers of the Company, information concerning (i) the value (aggregate fair market value less exer-cise price) realized upon the exercise of stock options by such persons during the fiscal year ended June 30, 1999 and (ii) the number and value of the stock options held by those persons at June 30, 1999.

                                                                       Value of
                                      Number    Number    Value of     Unexer-
                                      Of Unex-  Of Unex-  Unexer-      cised Un-
                  Shares              ercised   exercised cised Exer-  exercis-
                  Acquired            exercis-  Unexer-   cisable In-  able In-
                  on        Value     able      cisable   the-Money    the-Money
  Name            Exercise  Realized  Options   Options   Options      Options
- -------------    ---------  --------  -------- --------- ------------- --------
William T.
  Nightingale,
  III              47,500  $ 54,958    400,000     50,000  $134,000    $20,250
James F.
  Gallagher          0         0       250,000       0     $ 18,750        --
Roger R.
  Vanderlaan         0         0          0          0         --          --
James T. Munn     500,000  $297,000       0          0         --          --
Howard J. Bloom      0         0          0          0         --          --
Robert J.
  Cavazos, Jr.     65,000  $ 41,665       0          0         --          --


Directors' Compensation
- -----------------------

      Non-employee directors of the Company are paid $500 per month for their services as directors, plus actual expenses for living and travel to and from the meetings. During the fiscal year ended June 30, 1999, no payments were made to the directors with respect to special assignments.

Compensation Committee Interlocks and Insider Participation
- -----------------------------------------------------------

      The members of the Compensation Committee are Carl Hathaway, John Hockin and Larry Reynolds. All of such persons are non-employee directors.

      In October 1994, the Company loaned to John Hockin, a director of the Company, $309,187.50 to enable Dr. Hockin to exercise a nonqualified stock option. The note was a full recourse note, had a four-year term, bore interest at 7.89% per year, and was secured by the 485,000 shares of Pacer Common Stock purchased pursuant thereto. In 1998, the Board extended the term of the note for six months. Dr. Hockin paid portions of this note in August 1997, January 1999 and February 1999 and paid the remaining balance in full in April 1999.

      Larry Reynolds, a director of the Company, and the law firm of Reynolds
& Jensen, LLP, of which Mr. Reynolds is a partner, have performed legal services in the past for the Company. The Company believes that the terms and costs of such legal services provided by Mr. Reynolds were at least as fair to the Company as could have been obtained from unaffiliated law firms. The Company expects such services to continue in the future.


                       REPORT OF COMPENSATION COMMITTEE


Introduction
- ------------

      The Compensation Committee (the "Committee") of the Board of Directors of the Company is comprised of Messrs. Hathaway, Hockin and Reynolds, all non-employee Directors of the Company. It is responsible for reviewing and recom-mending for approval by the Company's Board of Directors the cash and equity compensation for the Company's Chief Executive Officer and other executives. Cash compensation is comprised of salary and bonus, and equity compensation has been comprised of stock options. The Committee generally meets once per year at or shortly prior to the meeting of the Board during the first quarter of the fiscal year. This report is for the fiscal year July 1, 1998 through June 30, 1999; accordingly, the Committee met on August 7, 1998 and formulated recommendations to the Board of Directors, which acted thereon at its regular meeting on August 7, 1998.


Compensation Philosophy
- -----------------------

      The level of compensation to executives of the Company is related to both corporate and individual performance. Corporate performance is judged based upon both the results for the immediately preceding fiscal year and, very importantly, on the Company's performance over the longer term. Individual performance is measured based upon particular responsibilities of each function, performance to specific goals, and general management skills.

Compensation Program
- --------------------

      The Company has a comprehensive compensation program which consists of task compensation, both fixed and variable, and, if the situation warrants, equity based compensation. The principal components of the program, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term successes of the Company, are:

1. Salary: The Committee meets at least once annually to review and approve each executive's salary for each annual period of employment ending with the anniversary date of employment. If, because of this scheduling, adjustments are warranted, it is possible that increases may be effective retroactively or prospectively. The base salary component of compensation is intended to reward an executive for normal levels of performance, as opposed to the bonus component which is intended to compensate for per-formance exceeding expected levels. When reviewing base salaries, the Committee considers the following factors: individual performance, corporate performance, levels of responsibility and prior experience.
      The Committee also reviews published information regarding the compen-sation of executives at companies comparable to the Company to determine that the Company's compensation is both competitive and reasonable, but does not attempt to set compensation within any particular range or level by comparison with the compensation reviewed. Also considered in the evaluation is the potential that a competitor of the Company may attempt to lure a key executive employee away from the Company. Lastly, the CEO's recommendation is also considered because of the "team" approach to management utilized by the Company.

2. Bonus: Based upon the quality of corporate performance over time, corporate performance over the immediately preceding year, as well as the qualitative performance of each individual executive, the Committee recommends to the Board the amount of cash bonus (if any) to be paid to him or her. The recommendation of the CEO is also considered in deter-mining the amount of any bonus recommended to be paid to any individual executive because of the team approach utilized by management of the Company.

3. Stock Options: Given the Company's limited resources and commitment to the bottom line, the Company believes it cannot rely solely on cash compensation to compete for and to provide incentives to its employees. From time to time, pursuant to a stock option plan, stock options are used by the Company to provide long term incentives to its executives. The giving of stock options is not automatic but is based on much the same evaluation as that utilized for bonuses with a recommendation being made to the Board relative thereto. When a stock option is granted, the number of shares given may or may not, depending on the Board's deter-mination, immediately vest or vest on a prorated basis over a period of years. The number of stock options for any particular executive, if granted, is determined by an assessment principally of the significance of the function performed by the executive and also of the executive's individual past, current and expected future contribution to the success of the Company.

4. CEO Compensation: The Committee determined the CEO's compensation for the fiscal year ended June 30, 1999 using the foregoing principles. The Committee noted that in the fiscal year ended June 30, 1998, the Company increased its net sales by 24% and its net income by 27% over the previous fiscal year. The Committee also took note of the grant to Mr. Munn of a ten-year incentive stock option to purchase 1,000,000 shares of the Company's Common Stock which it had authorized in March 1995.
      This option was scheduled to vest as to 100,000 shares annually from 1995 until 2004. The Committee considered both Mr. Munn's potential upside resulting from this option and his salary level, and arrived at what it considered to be an appropriate compensation package for the fiscal year ended June 30, 1999. Mr. Munn left the Company in March 1999.

      COMPENSATION COMMITTEE

      Carl Hathaway
      John G. Hockin, II
      Larry K. Reynolds


                         STOCK PRICE PERFORMANCE GRAPH


      The following graph sets forth the Company's total shareholder return as compared to the S&P 500 (R) Index and the S&P(R) Chemicals Index over a five-year period, beginning June 30, 1994, and ending June 30, 1999. The total shareholder return assumes $100 invested at the beginning of the period in the Company's common stock, the S&P 500 and the S&P Chemicals Index. It also assumes reinvestment of all dividends.

                             [graph inserted here]

                  6/30/94    6/30/95   6/30/96  6/30/97   6/30/98   6/30/99


Pacer             $ 100       $ 103     $ 127    $ 118     $ 136     $ 109
Technology

S&P 500           $ 100       $ 126     $ 159    $ 214     $ 278     $ 342

S&P Chemicals     $ 100       $ 121     $ 150    $ 210     $ 248     $ 238



                             CERTAIN TRANSACTIONS


      Effective in November 1994, the Company and James T. Munn, the former President and CEO, entered into a two-year employment agreement. Mr. Munn received a salary of $261,000 per annum during the term of said Agreement. He also received a ten-year incentive stock option to purchase 1,000,000 shares of the Company's Common Stock at $1.00 per share. Mr. Munn left the Company in March 1999. At that time, 400,000 shares of said option had vested and were then exercisable and the remaining 600,000 shares were canceled. The 400,000 shares then expired 30 days after Mr. Munn's departure without having been exercised.

      In October 1994, the Company loaned to John Hockin, a director of the Company, $309,187.50 to enable Dr. Hockin to exercise a nonqualified stock option. The note was a full recourse note, had a four-year term, bore interest at 7.89% per year, and was secured by the 485,000 shares of Pacer Common Stock purchased pursuant thereto. In 1998, the Board extended the term of the note for six months. Dr. Hockin paid portions of this note in August 1997, January 1999 and February 1999 and paid the remaining balance in full in April 1999.

      Larry Reynolds, a director of the Company, and the law firm of Reynolds
& Jensen, LLP, of which Mr. Reynolds is a partner, have performed legal services in the past for the Company. The Company believes that the terms and costs of such legal services provided by Mr. Reynolds were at least as fair to the Company as could have been obtained from unaffiliated law firms. The Company expects such services to continue in the future.


                                   AUDITORS


      KPMG LLP served as the Company's auditors for the fiscal year ended June 30, 1999. No decision has been made regarding auditors for the fiscal year ending June 30, 2000. The Company expects that representatives of KPMG LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects a representative of KPMG LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


      Directors and executive officers are required to comply with section 16(a) of the Securities Exchange Act of 1934, which requires generally that such persons file (i) a report on Form 3 disclosing their ownership interest in the Company's Common Stock within 10 days of assuming their position and (ii) reports on Form 4 on or before the tenth day of the month following any month in which they engage in any transaction in the Company's Common Stock. Joe F. Brock, a director, filed one Form 4 late with respect to transactions that occurred in the fiscal year ended June 30, 1999. The late Form 4 reflected one transaction in the Company's Common Stock. Mr. Brock resigned from the Board in April 1999. Jonathan Merriman became a director in the fiscal year ended June 30, 1999 and filed his Form 3 late. James T. Munn, a director, filed one Form 4 late with respect to transactions that occurred in the fiscal year ended June 30, 1999. The late Form 4 reflected five transactions in the Company's Common Stock. Mr. Munn resigned from the Board in June 1999.
Geoffrey Tirman became a director in the fiscal year ended June 30, 1999 and filed his Form 3 late. Mr. Tirman also filed two Form 4s late with respect to transactions that occurred in the fiscal year ended June 30, 1999. The late Form 4s reflected two transactions in the Company's Common Stock. Roger Vanderlaan became an officer in the fiscal year ended June 30, 1999 and filed his Form 3 late.

                    SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                     THE 2000 ANNUAL SHAREHOLDERS' MEETING


      Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's Annual Meeting to be held in 2000 must be received by the Company no later than May 27, 2000 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested in order to provide proof of timely delivery. No such proposals were received with respect to the Annual Meeting scheduled for November 9, 1999.


                          ANNUAL REPORT ON FORM 10-K


      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE
FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST to the Office of the President, Pacer Technology, 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730.


                                 OTHER MATTERS


      The cost of soliciting proxies will be borne by the Company. Solicitations are expected to be primarily by mail, but may also be made by telephone, telegraph or personal contact by officers, directors or employees of the Company without additional compensation. The Company will also request persons, firms and corporations holding shares which are beneficially owned by others to send proxy materials to, and obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses.

      The Board of Directors of the Company knows of no business, matters or proposals which will be presented for consideration at the Meeting other than as discussed above. However, if any other business, matters or proposals should come before the Meeting, it is the intention of the persons named as proxy holders in the enclosed form of proxy to vote the proxies as shall be designated by the management of the Company. If the number of proxies necessary to adopt either of the matters discussed above is not obtained by the time of the Meeting, it is the intention of the proxy holders, unless instructed otherwise, to postpone or adjourn the Meeting as to such matter to a later time or times.

                                    By Order of the Board of Directors:

                                    W.T. Nightingale, III
                                    President & CEO



Rancho Cucamonga, California
October 4, 1999

P                    THIS PROXY IS SOLICITED ON BEHALF OF
R                 THE BOARD OF DIRECTORS OF PACER TECHNOLOGY
O
X                     1999 Annual Meeting of Shareholders
Y

      The undersigned shareholder of Pacer Technology, a California corpor-ation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 4, 1999, and Annual Report to Shareholders for the fiscal year ended June 30, 1999, and hereby appoints John G. Hockin, II and Larry K. Reynolds, and each of them acting singly, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, November 16, 1999, at 9:00 a.m., California time, at the DoubleTree Hotel, Ontario, 222 North Vineyard Avenue, Ontario, California, and at any adjournment or adjournments thereof, and to vote all Common Shares to which the undersigned would be entitled, if then and there personally present, on the matters set forth on the reverse side. Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.
                                                              SEE REVERSE SIDE


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]   Please mark votes
      as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1, AND AS SAID PROXIES DEEM
ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
MEETING.


1.    ELECTION OF DIRECTORS

Nominees:         Carl E. Hathaway, John G. Hockin, II, D. Jonathan Merriman,
                  W.T. Nightingale, III, Larry K. Reynolds, Geoffrey Tirman

            FOR         WITHHOLD
            [ ]         [ ]


            [ ]_________________________________________
                  For all nominees except as noted above


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (This Proxy should be marked, dated, signed by the shareholder
                  (s) exactly as his name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



                  Signature:____________             Date __________

                  Signature:____________             Date __________

                                                      MARK HERE FOR
                                                      ADDRESS CHANGE AND
                                                      NOTE AT [ ] LEFT

                        DO NOT FOLD, STAPLE OR MUTILATE